EXHIBIT 2(N)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------


We hereby consent to the incorporation by reference in this Amendment No.2 to the registration statement on Form N-2 of our report dated May 20, 2005, relating to the financial statements and financial highlights which appears in the March 31, 2005 Annual Report to Shareholders of The Topiary Master Fund for Benefit Plan Investors (BPI) LLC, which are also incorporated by reference into the Registration Statement.




/s/ PricewaterhouseCoopers LLP
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New York, NY
July 21, 2005